AngloGold Ashanti Limited
(Incorporated in the Republic of South Africa)
Registration number: 1944/017354/06
Ordinary share code: ANG ISIN: ZAE000043485
(**"AGA"** or the **"Company"**)

NOTICE OF SHAREHOLDERS' MEETING

If you are in any doubt as to what action you should take in respect of the Shareholders' Meeting and/or the following resolutions, please consult your CSDP, Broker, legal adviser, accountant, banker, financial adviser or other professional adviser immediately.

All terms used in this Notice of Shareholders' Meeting shall, unless the context otherwise requires or they are otherwise defined herein, have the meanings attributed to them in the Circular to which this Notice of Shareholders' Meeting is attached as Annexure J (the "Circular").

Notice is hereby given to AGA Shareholders that a meeting of the AGA Shareholders will be held on Friday, 18 August 2023 at 2:00 p.m. (South Africa Standard Time), to consider and, if deemed fit, pass, with or without amendment and/or modification, the resolutions set out hereunder, in the manner required by the Companies Act and the JSE Listings Requirements.

The Company has appointed The Meeting Specialist Proprietary Limited (**"TMS"**) for purposes of hosting the Shareholders' Meeting entirely by way of electronic communication and, in particular, for TMS to provide the Company and the AGA Shareholders with access to its electronic communication platform (the **"Platform"**) for purposes of enabling all of the AGA Shareholders, who are present at the Shareholders' Meeting, to communicate concurrently with each other, without an intermediary, and to participate reasonably effectively in the Shareholders' Meeting and exercise their voting rights at the Shareholders' Meeting.

Please note that in terms of Section 63(1) of the Companies Act, before any person may attend or participate in the Shareholders' Meeting, (a) that person must present reasonably satisfactory identification and (b) the person presiding at the Shareholders' Meeting must be reasonably satisfied that the right of the person to participate in and vote at the Shareholders' Meeting, either as a AGA Shareholder (or AGA Shareholder's representative), or as a proxy for an AGA Shareholder, has been reasonably verified. Forms of identification include a valid identity document, driver's licence or passport. Accordingly, the Company has appointed TMS to verify the identity of any person who wishes to attend the Shareholders' Meeting and that person will only be granted access to the Platform once they have been reasonably verified by TMS.

Please also note that in order to attend and participate in the Shareholders' Meeting, a person, whether an AGA Shareholder (or AGA Shareholder's representative), or a proxy for an AGA Shareholder, is required to be granted access to the Platform by TMS and any such person who wishes to attend the Shareholders' Meeting is encouraged to contact TMS on **proxy@tmsmeetings.co.za** or **+27 084 433 4836 / 081 711 4255 / 061 440 0654** as soon as possible, but not later than 2:00 p.m. (South Africa Standard Time) on Friday, 4 August 2023 to enable TMS to verify its/his/her identity and thereafter to grant that person access to the Platform. Notwithstanding the foregoing, any person who wishes to attend the Shareholders' Meeting is entitled to contact TMS at any time prior to the conclusion of the Shareholders' Meeting, in order to be verified and provided with access to the Platform by TMS. In order to avoid any delays in being provided with access to the Platform by TMS, any such person is encouraged to contact TMS at their earliest convenience.

PURPOSE OF THE SHAREHOLDERS' MEETING

The purpose of the Shareholders' Meeting is to consider, and if deemed fit, pass, with or without amendment and/or modification, the resolutions set out hereunder, being the resolutions which are required to be passed by the AGA Shareholders in terms of the Companies Act and the JSE Listings Requirements in order to approve the transactions constituting the Reorganisation, which is contemplated, and is described in more detail, in the Circular.

RECORD DATES

In terms of Sections 59(1)(a) and 59(1)(b) of the Companies Act, as read with Section 62(3)(a) of the Companies Act (and to the extent relevant, the JSE Listings Requirements), the AGA Board has set the record dates for the purposes of determining which AGA Shareholders are entitled to:

- receive notice of the Shareholders' Meeting (being the date on which an AGA Shareholder must be registered in the AGA Register in order to receive notice of the Shareholders' Meeting), which date is Friday, 30 June 2023; and
- participate in and vote at the Shareholders' Meeting (being the date on which an AGA Shareholder must be registered in the AGA Register in order to participate in and vote at the Shareholders' Meeting), which date is Friday, 11 August 2023, being the Voting Record Date.

VOTING AND PROXIES

All AGA Shareholders are entitled to attend and speak, through the use of the Platform, at the Shareholders' Meeting or any cancellation, postponement or adjournment thereof. All holders of AGA Ordinary Shares will be entitled to vote on each resolution at the Shareholders' Meeting or any cancellation, postponement or adjournment thereof.

An AGA Shareholder entitled to attend, participate in and vote at the Shareholders' Meeting is entitled to appoint one or more proxies (who need not be an AGA Shareholder) to attend, participate in and vote at the Shareholders' Meeting in the place of the AGA Shareholder.

The Form of Proxy *(yellow)* is only to be completed by those AGA Shareholders who:

- are Certificated AGA Shareholders; or
- are Dematerialised AGA Shareholders with "own name" registration.

All other beneficial owners who have Dematerialised their AGA Ordinary Shares through a CSDP or broker and wish to attend, speak or vote at the Shareholders' Meeting, must instruct their CSDP or broker to provide them with the necessary letter of representation, or they must provide the CSDP or broker with their voting instructions in terms of the relevant custody agreement entered into between them and the CSDP or broker. These shareholders must not use a form of proxy.

It is requested that the Company receives completed forms of proxy by no later than 2:00 p.m. (South Africa Standard Time) on Wednesday, 16 August 2023 by way of electronic mail to the Company's share registrars in South Africa, Computershare Investor Services, at Proxy@Computershare.co.za. Any forms of proxy not lodged by this time may be sent to Computershare Investor Services at any time during the Shareholders' Meeting and immediately prior to the proxy exercising any rights of the AGA Shareholder at the Shareholders' Meeting.

Any AGA Shareholder who completes and lodges a form of proxy will nevertheless be entitled to attend, speak and vote at the Shareholders' Meeting should the AGA Shareholder decide to do so, provided that such AGA Shareholder has been provided with access to the Platform by TMS. A summary of the AGA Shareholders' rights in respect of proxy appointments as contained in Section 58 of the Companies Act is set out in the attached proxy form.

All voting at the Shareholders' Meeting shall be conducted by way of polling, and every person entitled to vote on any matter that is being voted on at the Shareholders' Meeting shall have one vote for every AGA Ordinary Share held by that person, and will be administered by TMS through the Platform. TMS will also act as scrutineer in respect of any votes that are exercised at the Shareholders' Meeting.

Foreign Shareholders should refer to paragraph 7.6.12 (*Foreign Shareholders*) of the Circular for further details concerning the Shareholders' Meeting. The availability of and implications of the Reorganisation may be affected by the laws of the relevant jurisdiction of a Foreign Shareholder. It is the responsibility of Foreign Shareholders to satisfy themselves as to the full observance of all applicable legal requirements of such jurisdiction in connection with the Reorganisation, including the obtaining of any governmental, exchange control or other consents, the making of any filings which may be required, the compliance with other necessary formalities and the payment of any issue, transfer or other taxes or other requisite payments due in such jurisdiction. Foreign Shareholders who are uncertain as to what action to take should consult their CSDP, Broker, legal adviser, accountant, banker, financial adviser or other professional adviser.

ELECTRONIC PARTICIPATION

In compliance with the provisions of the Companies Act, the Company intends to conduct the Shareholders' Meeting entirely by electronic communication through the Platform. Through the use of the Platform, AGA Shareholders will be able to listen to the proceedings and raise questions should they wish to do so and exercise their voting rights at the Shareholders' Meeting.

TMS will only provide AGA Shareholders who have been verified by it, with access to the Platform.

Voting will be possible through the Platform but AGA Shareholders are encouraged to vote by way of proxy forms which will have been delivered to Computershare Investor Services, the share registrars, at **Proxy@Computershare.co.za**.

The cost of procuring the services of TMS and the use of the Platform will be for the account of the Company. However, the cost of the AGA Shareholders'/proxies' participation at the meeting through the Platform will be at their own expense. Any such charges will not be for the account of the Company, JSE and/or TMS.

None of the Company, the JSE or TMS can be held accountable in the case of loss of network connectivity or other network failure due to insufficient airtime, internet connectivity, internet bandwidth and/or power outages which prevents any AGA Shareholder from participating in and/or voting at the Shareholders' Meeting.

PROPOSED RESOLUTIONS:

SPECIAL RESOLUTION NUMBER 1 – APPROVAL OF THE AGAH SALE IN TERMS OF SECTIONS 112 AND 115 OF THE COMPANIES ACT

"**RESOLVED THAT**, subject to Special Resolution Numbers 2 and 3 being approved as special resolutions, the AGAH Sale (as more fully described in paragraph 7.13 of the Circular), in terms of which, subject to the fulfilment or waiver of fulfilment (to the extent permitted by applicable law and the Implementation Agreement), as the case may be, of the Reorganisation Conditions, the Company will sell, and NewCo will purchase, the AGAH Sale Shares, in consideration for the issue of the NewCo Notes by NewCo to the Company, be and is hereby approved as a special resolution in terms of Sections 112 and 115(2)(a) of the Companies Act."

Reason for, and effect of, Special Resolution Number 1:

The reason for proposing the above Special Resolution Number 1 is to obtain the approval of AGA Shareholders, in terms of Sections 112 and 115 of the Companies Act, for the AGAH Sale. In terms of Sections 112 and 115 of the Companies Act, a company may only implement a disposal of all or the greater part of its assets or undertaking in terms of Section 112 of the Companies Act if the disposal is approved by special resolution adopted by persons entitled to vote on such a matter, at a meeting called for that purpose and at which sufficient persons are present to exercise, in aggregate, at least 25% (twenty five percent) of all voting rights that are entitled to be exercised on the special resolution in order to establish a quorum.

The effect of this Special Resolution Number 1 is to authorise the Company to dispose of the AGAH Sale Shares.

Percentage of voting rights required

The percentage of voting rights that is required for AGA Shareholders to pass this Special Resolution Number 1 is a 75% (seventy five percent) majority of the voting rights exercised in favour of the resolution by the AGA Shareholders (eligible to vote) present in person or represented by proxy at the Shareholders' Meeting, excluding an acquiring party, a person related to an acquiring party, or a person acting in concert with either of them (as contemplated in Section 115(4) of the Companies Act).

SPECIAL RESOLUTION NUMBER 2 – APPROVAL OF THE SCHEME IN TERMS OF SECTIONS 114 AND 115 OF THE COMPANIES ACT

"**RESOLVED THAT**, subject to Special Resolution Numbers 1 and 3 being approved as special resolutions, the Scheme (as more fully described in paragraph 7.12.1.5 of the Circular), in terms of which NewCo will, subject to the fulfilment or waiver of fulfilment (to the extent permitted by applicable law and the Implementation Agreement), as the case may be, of the Reorganisation Conditions, acquire 100% (one hundred percent) of the Scheme Shares, in exchange for the Scheme Consideration Shares, be and is hereby approved as a special resolution in terms of Sections 114 and 115(2)(a) of the Companies Act."

Reason for, and effect of, Special Resolution Number 2:

The reason for proposing the above Special Resolution Number 2 is to obtain the approval of AGA Shareholders, in terms of Section 114 read with Section 115 of the Companies Act, for the Scheme. In terms of Sections 114 and 115 of the Companies Act, a company may only implement a scheme of arrangement in terms of Section 114 of the Companies Act if the scheme of arrangement is approved by special resolution adopted by persons entitled to vote on such a matter, at a meeting called for that purpose and at which sufficient persons are present to exercise, in aggregate, at least 25% (twenty five percent) of all voting rights that are entitled to be exercised on the special resolution in order to establish a quorum.

The effect of this Special Resolution Number 2 is that (a) NewCo will acquire 100% (one hundred percent) of the Scheme Shares from the Scheme Participants (whether they voted in favour of this Special Resolution Number 2 or not, or abstained or refrained from voting) with each Scheme Participant receiving a fraction of a NewCo Ordinary Share, which when aggregated with the fraction of the NewCo Ordinary Share that will be received by each AGA Shareholder pursuant to the Spin-Off will result in each Scheme Participant receiving 1 (one) NewCo Ordinary Share for each Scheme Share, with no entitlement to cash; (b) outstanding AGA ADSs (each representing 1 (one) AGA Ordinary Share) will be mandatorily converted into a right to receive, on a one-for-one basis, NewCo Ordinary Shares, with no entitlement to cash. The effect of the implementation of the Scheme is that NewCo will hold all of the issued AGA Ordinary Shares and AGA will become a wholly-owned Subsidiary of NewCo. The NewCo Ordinary Shares will be listed on the NYSE (subject to the NYSE's approval), with a secondary listing on the Main Board of the JSE, A2X and the GhSE; and the AGA Ordinary Shares will thereafter be delisted from the JSE, A2X and the GhSE. The AGA ADSs will be delisted from the NYSE and the AGA ADS Program will be terminated.

Percentage of voting rights required

The percentage of voting rights that is required for AGA Shareholders to pass this Special Resolution Number 2 is a 75% (seventy five percent) majority of the voting rights exercised in favour of the resolution by the AGA Shareholders (eligible to vote) present in person or represented by proxy at the Shareholders' Meeting, excluding an acquiring party, a person related to an acquiring party, or a person acting in concert with either of them (as contemplated in Section 115(4) of the Companies Act).

SPECIAL RESOLUTION NUMBER 3 – REVOCATION OF SPECIAL RESOLUTION NUMBER 1 AND SPECIAL RESOLUTION NUMBER 2 IF THE REORGANISATION DOES NOT BECOME UNCONDITIONAL OR IS NOT CONTINUED

"**RESOLVED THAT**, subject to and in the event of:

(i) Special Resolution Number 1 and/or Special Resolution Number 2 being approved by the AGA Shareholders; and

(ii) any Reorganisation Condition not being fulfilled or, to the extent permitted by applicable law and the Implementation Agreement, waived, or the AGAH Sale or the Scheme (as the case may be) has otherwise lapsed or failed or the AGAH Sale or the Scheme (as the case may be) is terminated or cancelled,

then:

(i) each of Special Resolution Number 1 and Special Resolution Number 2 be and is revoked with effect from the date of the announcement by AGA that the Reorganisation will not be continued or pursued any further, including as contemplated in Section 164(9)(c) of the Companies Act; and

(ii) each Dissenting AGA Shareholder which has, pursuant to the adoption of the revoked Special Resolution Number 1 and/or and Special Resolution Number 2, sent a demand to the Company in terms of Sections 164(5) to (8) of the Companies Act to be paid the fair value of its AGA Ordinary Shares, shall cease to have, and be deemed not to have had, any right, pursuant to the adoption of the revoked Special Resolution Number 1 and/or Special Resolution Number 2, to be paid under Section 164 of the Companies Act."

Reason for, and effect of, Special Resolution Number 3:

The reason for and effect of Special Resolution Number 3 is to ensure that the Reorganisation will terminate and not be implemented, notwithstanding the approval of Special Resolution Number 1 and/or Special Resolution Number 2, if the Reorganisation does not become unconditional for whatever reason and, further, to ensure that, in such circumstances and in compliance with Section 164(9)(c) of the Companies Act, AGA is not obliged to pay any Dissenting AGA Shareholders the fair value of their AGA Ordinary Shares.

The effect of Special Resolution Number 3 is to:

(i) revoke Special Resolution Number 1 and Special Resolution Number 2, being the resolutions which gave rise to the Appraisal Rights exercised by the Dissenting AGA Shareholders; and

(ii) reinstate the rights attaching to the AGA Ordinary Shares held by the Dissenting AGA Shareholders and absolve AGA from its obligation to purchase the AGA Ordinary Shares held by the Dissenting AGA Shareholders for fair value.

Percentage of voting rights required

The percentage of voting rights that is required for AGA Shareholders to pass this Special Resolution Number 3 is a 75% (seventy five percent) majority of the voting rights exercised in favour of the resolution by the AGA Shareholders (eligible to vote) present in person or represented by proxy at the meeting of the AGA Shareholders at which Special Resolution Number 3 will be proposed.

ORDINARY RESOLUTION NUMBER 1 – AUTHORITY GRANTED TO DIRECTORS

"**RESOLVED THAT**, any member of the AGA Board, other than Alberto Calderon, be and is hereby authorised to do all things and sign all documents required or desirable to give effect to and implement Special Resolution Number 1, Special Resolution Number 2 and Special Resolution Number 3."

Reason for, and effect of, Ordinary Resolution Number 1:

The reason for and effect of Ordinary Resolution Number 1 is to authorise any member of the AGA Board, other than Alberto Calderon (who is also a director of NewCo), to do all such things as may be requisite or necessary to give effect to Special Resolution Number 1 and Special Resolution Number 2 or, to the extent applicable, Special Resolution Number 3.

Percentage of voting rights required

The percentage of voting rights that is required for AGA Shareholders to pass this Ordinary Resolution Number 1 is more than 50% (fifty percent) of the voting rights exercised in favour of the resolution by all the AGA Shareholders (eligible to vote) present in person or represented by proxy at the meeting of the AGA Shareholders at which Ordinary Resolution Number 1 will be proposed.

QUORUM

The Shareholders' Meeting may not begin until sufficient persons are present (in person or represented by proxy) at the Shareholders' Meeting to exercise, in aggregate, at least 25% (twenty five percent) of all the voting rights that are entitled to be exercised in respect of at least one matter to be decided at the Shareholders' Meeting. A matter to be decided at the Shareholders' Meeting may not begin to be considered unless sufficient persons are present at the meeting (in person or represented by proxy) to exercise, in aggregate, at least 25% (twenty five percent) of all the voting rights that are entitled to be exercised on that matter at the time that the matter is called on the agenda. In addition, a quorum shall consist of at least 3 (three) AGA Shareholders personally present or represented by proxy (and if the AGA Shareholder is a body corporate, it must be represented) and entitled to vote at the Shareholders' Meeting on matters to be decided by AGA Shareholders. Once such a quorum has been established, the meeting may continue, so long as the AGA Shareholders that constituted the quorum continue to be present at the meeting, in person or by proxy. Abstentions and broker non-votes will be included in the calculation of the number of AGA Ordinary Shares represented at the Shareholders' Meeting for purposes of determining whether such a quorum has been achieved.

APPRAISAL RIGHTS

In accordance with Section 164, read with Section 115, of the Companies Act, at any time before Special Resolution Number 1 and Special Resolution Number 2, as set out in this notice convening the Shareholders' Meeting is voted on, an AGA Shareholder may give the Company a written notice objecting to Special Resolution Number 1 and/or Special Resolution Number 2.

Within 10 (ten) Business Days after the Company has adopted Special Resolution Number 1 and Special Resolution Number 2, the Company must send a notice that Special Resolution Number 1 and/or Special Resolution Number 2 have been adopted to each AGA Shareholder who:

- gave the Company a written notice of objection as contemplated above; and
- has not withdrawn that notice and has voted against Special Resolution Number 1 and/or Special Resolution Number 2 (as applicable).

An AGA Shareholder may demand (within 20 (twenty) business days after receiving the above notice from the Company or, failing such a notice, learning that Special Resolution Number 1 and/or Special Resolution 2 have been adopted) that the Company pay the AGA Shareholder the fair value for all of the AGA Ordinary Shares held by that person if:

- the AGA Shareholder has sent the Company a written notice of objection as contemplated above;
- the Company has adopted Special Resolution Number 1 and Special Resolution Number 2; and
- the AGA Shareholder voted against Special Resolution Number 1 and/or Special Resolution Number 2 (as applicable) and has complied with all of the procedural requirements of Section 164 of the Companies Act.

A copy of Sections 115 and 164 of the Companies Act is set out in **Annexure F** and **Annexure G** attached to the Circular.

Further detail regarding the process and consequences of an AGA Shareholder exercising its AGA Shareholders' Appraisal Rights are set out in paragraph 8 of the Circular.

By order of the Directors

LM Goliath
Group Company Secretary
Registered and corporate office
112 Oxford Road, Houghton Estate
Johannesburg 2198, South Africa

IMPORTANT NOTES REGARDING THE SHAREHOLDERS' MEETING

Date	Friday, 18 August 2023
Venue	The Platform hosted by TMS – further details of which will be provided to the AGA Shareholders upon making contact with TMS
Timing	The Shareholders' Meeting will start promptly at 2:00 p.m. (South Africa Standard Time)
Admission	AGA Shareholders and others attending the Shareholders' Meeting are asked to register with TMS by not later than 2:00 p.m. (South Africa Standard Time) on Friday, 4 August 2023. AGA Shareholders and proxies are required to provide proof of identity to TMS prior to being granted access to the Platform by TMS
Electronic participation	Every AGA Shareholder may only Participate in the Shareholders' Meeting through electronic communication by making use of the Platform
Enquiries and questions	AGA Shareholders who intend to ask questions related to the business of the Shareholders' Meeting or on related matters are asked to furnish their name, address and question/s to TMS, which will be available to provide any advice and assistance required
Queries about the Shareholders' Meeting	If you have any queries about the Shareholders' Meeting, please telephone any of the contact names listed on the inside back cover

ANGLOGOLDASHANTI

AngloGold Ashanti Limited
(Incorporated in the Republic of South Africa)
Registration number: 1944/017354/06
Ordinary share code: ANG ISIN: ZAE000043485
(**"AGA"** or the **"Company"**)

FORM OF PROXY

For use by Certificated AGA Shareholders and "own name" Dematerialised AGA Shareholders at the Shareholders' Meeting of AGA to be held on Friday, 18 August 2023 at 2:00 p.m. (South Africa Standard Time) by way of electronic communication.

All terms used in this form of proxy shall, unless the context otherwise requires or they are otherwise defined herein, have the meanings attributed to them in the Circular to which this form of proxy is attached as Annexure K (the "Circular").

Certificated AGA Shareholders or Dematerialised AGA Shareholders with "own name" registration, and who are entitled to attend, vote and speak at the Shareholders' Meeting, are entitled to appoint one or more proxies to attend, speak and vote in their stead. A proxy need not be an AGA Shareholder and shall be entitled to vote on a show of hands or poll.

AGA Shareholders who have Dematerialised their AGA Ordinary Shares, other than "own name" Dematerialised AGA Shareholders, with a CSDP or Broker should advise their CSDP or Broker as to what action they wish to take. This must be done in terms of the agreement entered into between them and their CSDP or Broker. AGA Shareholders, other than own name Dematerialised AGA Shareholders, who have Dematerialised their AGA Ordinary Shares must not return this form of proxy to the Transfer Secretaries or deliver it to the chairman of the Shareholders' Meeting. Their instructions must be sent to their CSDP or Broker for action.

Foreign Shareholders should refer to paragraph 7.6.12 *(Foreign Shareholders)* of the Circular for further details concerning the Reorganisation. The availability of and implications of the Reorganisation may be affected by the laws of the relevant jurisdiction of a Foreign Shareholder. It is the responsibility of Foreign Shareholders to satisfy themselves as to the full observance of all applicable legal requirements of such jurisdiction in connection with the Reorganisation, including the obtaining of any governmental, exchange control or other consents, the making of any filings which may be required, the compliance with other necessary formalities and the payment of any issue, transfer or other taxes or other requisite payments due in such jurisdiction. Foreign Shareholders who are uncertain as to what action to take should consult their CSDP, Broker, legal adviser, accountant, banker, financial adviser or other professional adviser.

I/We (Full name in block letters) ______________________________

of (address) ______________________________

Telephone number ______________________________

Cellphone number______________________________

E-mail address ______________________________

being the holder/s of ______________ AGA Ordinary Shares in the issued share capital of the Company hereby appoint:

1. ______________________________or failing him/her ______________

2. ______________________________or failing him/her ______________

3. the chairman of the Shareholders' Meeting.

as my/our proxy to attend, speak on my/our behalf at the Shareholders' Meeting to be conducted entirely by way of electronic communication on Friday, 18 August 2023 at 2:00 p.m. (South Africa Standard Time) and at any adjournment thereof, and to vote or to abstain from voting on my/our behalf on the resolutions in respect of the AGA Ordinary Shares registered in my/our name/s as follows:

	For	Against	Abstain
Special Resolution Number 1 – Approval of the AGAH Sale			
Special Resolution Number 2 – Approval of the Scheme			
Special Resolution Number 3 – Revocation of Special Resolution Number 1 and Special Resolution Number 2 if the Reorganisation does not become unconditional or is not continued			
Ordinary Resolution Number 1 – Directors' authority			

Place an "X" in the appropriate box to indicate your vote – see note 2.

Every person entitled to vote who is present at the Shareholders' Meeting or its proxy shall be entitled to:

a) on a show of hands, one vote, irrespective of the number of AGA Ordinary Shares such person holds or represents, provided that a proxy shall irrespective of the number of shareholders he/she represents, have only one vote;

b) on a vote by poll, one vote for each AGA Ordinary Share such person holds or represents.

A proxy may not delegate his/her authority to act on his/her behalf to another person (see note 4).

This proxy form will lapse and cease to be of force and effect immediately after the Shareholders' Meeting of the Company and any adjournment(s) thereof, unless it is revoked earlier (as to which see notes 12 and 13).

Signed at

______________________________ on______________________ 2023

Name in block letters

____

Signature

____

Assisted by me (where applicable)

____

This form of proxy is not for use by holders of American Depositary Shares (AGA ADSs), CHESS Depositary Interests (CDI), Ghanaian Depositary Shares (AGA GhDSs) or Dematerialised AGA Shareholders who do not hold shares in their own name.

Please read the notes and instructions below.

Summary of AGA Shareholders' rights in respect of proxy appointments as set out in Sections 56 and 58 of the Companies Act and notes to the form of proxy:

1. A signatory to this form of proxy may insert the name of a proxy or the name of an alternative proxy of the signatory's choice in the blank spaces provided with or without deleting "the chairman of the Shareholders' Meeting, but any such deletion must be signed in full by the signatory. Any deletion not complying with the foregoing will be deemed not to have been validly effected. The person present at the Shareholders' Meeting whose name appears first on the list of names overleaf, shall be the validly appointed proxy for the shareholder at the Shareholders' Meeting.
2. Please insert an "X" in the relevant space according to how you wish your votes to be cast. However, if you wish to cast your votes in respect of a lesser number of shares than you own in the company, insert the number of shares held in respect of which you wish to vote. A shareholder or the proxy is not obliged to use all the votes exercisable by the shareholder or by the proxy, or to cast all those votes in the same way, but the total of votes exercised, and in respect whereof abstention is directed, may not exceed the total of the votes exercisable by the shareholder or the proxy. Failure to comply with the above or to provide voting instructions or the giving of contradictory instructions will be deemed to authorise the proxy to vote or abstain from voting at the Shareholders' Meeting as he/she deems fit in respect of all the shareholder's votes exercisable at the Shareholders' Meeting. If the shareholding is not indicated in the form of proxy, the proxy will be deemed to be authorised to vote the total shareholding registered in the shareholder's names.
3. A proxy appointment must be in writing, dated and signed by the holder appointing the proxy or proxies.
4. A proxy may not delegate his/her authority to act on behalf of the shareholder, to another person.
5. A vote given in terms of an instrument of proxy shall be valid in relation to the Shareholders' Meeting notwithstanding the death, insanity or other legal disability of the person granting it, or the revocation of the proxy, or the transfer of the shares in respect of which the proxy is given, unless notice as to any of the aforementioned matters shall have been received by the share registrars not less than twenty-four hours before the commencement of the Shareholders' Meeting, or at any adjournment thereof.
6. Any alteration or correction made to this form of proxy must be signed in full and not initialled by the signatory.
7. Documentary evidence establishing the authority of a person signing this form of proxy in a representative capacity must be attached to this form of proxy unless previously recorded by the share registrars of the company in South Africa or Ghana.
8. A minor must be assisted by his/her parent/guardian unless the relevant documentary evidence establishing his/her legal capacity is attached to this form of proxy or has been previously recorded by the share registrar's of the company in South Africa or Ghana.
9. When there are joint holders of shares and if more than one such joint shareholder present or represented then the person whose name appears first in the securities register in respect of such shares or his / her proxy, as the case may be, shall alone be entitled to vote in respect thereof.
10. The completion and lodging of this form of proxy will not preclude the shareholder who grants the proxy from attending the Shareholders' Meeting and speaking and voting in person thereat to the exclusion of any proxy appointed in terms hereof, should such shareholder wish to do so.
11. The chairman of the Shareholders' Meeting may reject or accept any form of proxy which is completed and/or received otherwise than in accordance with these notes, provided that he/she, in the event of acceptance, is satisfied as to the manner in which the shareholder concerned wishes to vote.
12. The appointment of a proxy or proxies:

    12.1. is suspended at any time and to the extent that the shareholder chooses to act directly and in person in the exercise of any right as a shareholder at the Shareholders' Meeting;

    12.2. is revocable in which case a shareholder may revoke the proxy appointment by:

    12.2.1. cancelling it in writing or making a later inconsistent appointment of a proxy; and

    12.2.2. delivering a copy of the revocation instrument to the proxy and to the company.
13. The revocation of a proxy appointment constitutes a complete and final cancellation of the proxy's authority to act on behalf of the shareholder as of the later of:

    13.1. the date stated in the revocation instrument, if any; or

    13.2. the date on which the revocation instruments was delivered to the proxy and the company as aforesaid.
14. It is requested that completed forms of proxy should be returned to one of the undermentioned addresses no later than 2:00 p.m. (South Africa Standard Time) on Wednesday, 16 August 2023. Any forms of proxy not lodged by this time may be sent to Computershare Investor Services before the conclusion of the meeting.

Computershare Investor Services Proprietary Limited
Rosebank Towers, 15 Biermann Avenue, Rosebank
Johannesburg 2196
Private Bag X9000, Saxonwold, 2132, South Africa
E-mail: proxy@computershare.co.za

AngloGold Ashanti Limited
(Incorporated in the Republic of South Africa)
Registration number: 1944/017354/06
Ordinary share code: ANG ISIN: ZAE000043485
(**"AGA"** or the **"Company"**)

FORM OF SURRENDER AND TRANSFER

FOR USE BY CERTIFICATED AGA SHAREHOLDERS ONLY

THIS FORM OF SURRENDER AND TRANSFER IS NOT FOR USE BY HOLDERS OF AMERICAN DEPOSITARY SHARES (AGA ADSS), CHESS DEPOSITARY INTERESTS (CDI), GHANAIAN DEPOSITARY SHARES (AGA GHDSS) OR DEMATERIALISED AGA SHAREHOLDERS WHO DO NOT HOLD SHARES IN THEIR OWN NAME.

All terms used in this Form of Surrender and Transfer shall, unless the context otherwise requires or they are otherwise defined herein, have the meanings attributed to them in the definitions and interpretations commencing on page 19 of the Circular to which this Form of Surrender and Transfer is attached as Annexure L (the "Circular").

INSTRUCTIONS:

1. This form is only for use in respect of the Reorganisation.
2. Full details of the Reorganisation are contained in the Circular.
3. This form is attached for the convenience of Certificated AGA Shareholders who may wish to surrender their Documents of Title prior to or post the date of the Shareholders' Meeting to be held on Friday, 18 August 2023 at 2:00 pm (South African Standard Time).
4. This Form of Surrender and Transfer is for use only by Certificated AGA Shareholders recorded in the AGA Register on the Reorganisation Consideration Record Date.
5. A separate Form of Surrender and Transfer is required for each Certificated AGA Shareholder.
6. **Part A** and **Part C** must be completed by all Certificated AGA Shareholders who return this form.
7. **Part B** must be completed by all Certificated AGA Shareholders who are emigrants from the Common Monetary Area.
8. If this Form of Surrender and Transfer is submitted together with the relevant Document/s of Title of the Certificated AGA Shareholders prior to the Operative Date, it will be treated as a conditional surrender which is made subject to the Reorganisation becoming unconditional, details of which are set out in the Circular to which this form is attached and forms part of. In the event of the Reorganisation not becoming unconditional or not being implemented for any reason whatsoever, the Transfer Secretaries shall, by not later than 5 (five) Business Days of either the date upon which it becomes known that the Reorganisation will not be implemented or on receipt by the Transfer Secretaries of the required Documents of Title, whichever is the later, return the Documents of Title to the Certificated AGA Shareholders concerned, by registered post, at the risk of such Certificated AGA Shareholders.
9. Persons who have acquired Certificated AGA Ordinary Shares after the date of the issue of the Circular to which this Form of Surrender and Transfer is attached can obtain copies of the Form of Surrender and Transfer and the Circular from the Company's website (***https://www.anglogoldashanti.com***).
10. If a Scheme Participant fails to provide any account details, or provide incorrect account details, of your CSDP, into which your NewCo Ordinary Shares are to be transferred, your NewCo Ordinary Shares will be transferred in Dematerialised form to an account in the name of Computershare Nominees, who will hold such NewCo Ordinary Shares as the registered holder thereof for and on your behalf, and you will become an Issuer Nominee Dematerialised NewCo Shareholder. Issuer Nominee Dematerialised NewCo Shareholders will be sent instructions by Computershare Nominees explaining the procedure for surrendering their share certificates and obtaining full access to their NewCo Ordinary Shares following completion of the Reorganisation.

Please also read the notes contained at the end of this form

To : The Transfer Secretaries – Computershare Investor Services Proprietary Limited

Hand deliveries to:	***Postal deliveries to:***	***Email deliveries to:***
Rosebank Towers 15 Bierman Avenue Rosebank Johannesburg, 2196	Private Bag x3000 Saxonwold South Africa 2132	corporate.actions@computershare.co.za

Dear Sirs

PART A: TO BE COMPLETED BY ALL SCHEME PARTICIPANTS HOLDING CERTIFICATED AGA ORDINARY SHARES WHO ARE RECORDED IN THE AGA REGISTER ON THE REORGANISATION CONSIDERATION RECORD DATE AND WHO RETURN THIS FORM

I/We hereby surrender the AGA Ordinary Share certificate/s and/or other Documents of Title attached hereto, representing the Scheme Shares, registered in the name of the person mentioned below and authorise the Transfer Secretaries, conditional upon the Reorganisation becoming operative, to register the transfer of these Scheme Shares into the name of NewCo or its nominee/s:

Name of AGA Shareholder	**Certificate number/s**	**Number of Scheme Shares covered by each certificate/s enclosed**
	Total	

Surname or Name of corporate body:
First name/s in full:
Title (Mr, Mrs, Miss, Ms, etc):
Cellphone number:
Email address:
Address:
Postal code:

Do you elect to receive direct electronic shareholder communication? Yes / No

You are encouraged to make the election to receive direct electronic shareholder communication, as this will enable the Company to directly send you relevant information regarding your shareholding

Note:

Signature of AGA Shareholder	**Name and address of agent lodging this Form (if any)**
Assisted by me (if applicable):	
(State full name and capacity):	
Date:	
Telephone number (Home):	
Telephone number (Work):	
Email address:	
Cellphone number:	

PART B: TO BE COMPLETED BY EMIGRANTS OF THE COMMON MONETARY AREA

Nominated authorised dealer in the case of a Scheme Participant who is an emigrant from the Common Monetary Area (see note 2 below).

NB: PART A must also be completed.

	Stamp and address of agent lodging this Form (if any)
Name of authorised dealer:	
Address:	
Name of bank:	
Account number:	
Branch code:	
Telephone:	
Contact person:	

PART C: TO BE COMPLETED BY ALL SCHEME PARTICIPANTS IN ORDER TO RECEIVE THE REORGANISATION CONSIDERATION

Name of account holder (no third party accounts):
Name of Broker:
Name of CSDP:
Account number of Broker:
Account number of CSDP:
Telephone number of CSDP:
SCA number of Broker/CSDP:
(State full name and capacity):

Should the account details provided by you above be incorrect and/or incomplete, it will not be possible to credit such account with your Reorganisation Consideration, in which case the Reorganisation Consideration will be held with Computershare Nominees until such time as correct and/or complete information is received.

Signature of Shareholder	**Stamp and address of agent lodging this form (if any**

Please read the notes and instructions on the reverse side.

Notes and instructions:

1. No receipt will be issued for documents lodged unless specifically requested. Signatories may be called upon for evidence of their authority or capacity to sign this form.
2. Persons who are emigrants from the Common Monetary Area should nominate the authorised dealer in foreign exchange in South Africa which has control of their blocked asserts in **Part B** of this form. Failing such nomination, the Reorganisation Consideration due to such Scheme Participants in accordance with the provisions of the Reorganisation will be held by Computershare Nominees for and on behalf of such Scheme Participants, pending lawful instruction from the Scheme Participants concerned.
3. Any alteration to this form must be signed in full and not initialled.
4. If this form is signed under power of attorney, then such power of attorney or a notarially certified copy thereof must be sent with this form for noting (unless it has already been noted by the Company or its Transfer Secretaries). This does not apply in the event of this form bearing a JSE broker's stamp.
5. Where the Scheme Participant is a company or a close corporation, unless it has been registered with the Company or its Transfer Secretaries, a certified copy of the directors' or members' resolution authorising the signing of this form must be submitted if so requested by the Company.
6. If this form is not signed by the Scheme Participant, the Scheme Participant will be deemed to have irrevocably appointed the Company Secretary or the Transfer Secretaries to implement the Scheme Participant's obligations under the Reorganisation on his/her behalf.
7. Where there are any joint holders of any Scheme Shares, only that holder whose name stands first in the AGA Register in respect of such shares need sign this form.
8. A minor must be assisted by his/her parent or guardian, unless the relevant documents establishing his/her legal capacity are produced or have been registered by the Transfer Secretaries.

General Meeting of Shareholders of AngloGold Ashanti Limited

Date: August 18, 2023

See Voting Instruction On Reverse Side.

Please make your marks like this: ☒ Use pen only

	For	Against	Abstain
Special Resolution Number 1 – Approval of the AGAH Sale	☐	☐	☐
Special Resolution Number 2 – Approval of the Scheme	☐	☐	☐
Special Resolution Number 3 – Revocation of Special Resolution Number 1 and Special Resolution Number 2 if the Reorganisation does not become unconditional or is not continued	☐	☐	☐
Ordinary Resolution Number 1 – Directors' authority	☐	☐	☐

Authorized Signatures - This section must be completed for your instructions to be executed.

____________________ Please Sign Here

____________________ Please Date Above

____________________ Please Sign Here

____________________ Please Date Above

← Please separate carefully at the perforation and return just this portion in the envelope provided ←

General Meeting of Shareholders of AngloGold Ashanti Limited to be Held on August 18, 2023 for Holders as of July 11, 2023

INTERNET

Go To
www.proxypush.com/AU
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

1-866-390-5283
- Use any touch-tone telephone.
- **Have your Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Voting Instruction Form.
- Detach your Voting Instruction Form.
- Return your Voting Instruction Form in the postage-paid envelope provided.

All votes must be received by 12:00 p.m. EDT on August 8, 2023.

PROXY TABULATOR FOR
ANGLOGOLD ASHANTI LIMITED
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

AngloGold Ashanti Limited

Instructions to The Bank of New York Mellon, as Depositary
(Must be received prior to 12:00 p.m. EDT on August 8, 2023)

The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York Mellon, as Depositary, through its Agent, to endeavor, in so far as practicable, to vote, or cause to be voted, the number of shares, or other Deposited Securities, underlying the American Depositary Shares evidenced by Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business July 11, 2023 at the General Meeting to be held in Johannesburg, South Africa, on August 18, 2023 in respect of the resolutions specified on the reverse.

To review all materials related to the upcoming GM please visit website https://www.anglogoldashanti.com/investors/aga-restructuring . Also, you may request a hard copy of General Meeting Notice by calling the toll free number 1-800-555-2470 or write to Proxy Services 10 Drew Court, Ronkonkoma, NY 11779

NOTE:
Please direct the Depositary how it is to vote your Deposited Securities represented by your American Depositary Receipts (ADRS) by Placing an X in the appropriate box opposite each resolution.

It is understood that, if this form is not signed and returned, the Depositary will not vote for such items.

(Continued and to be marked, dated and signed, on the other side)

PROXY TABULATOR FOR
ANGLOGOLD ASHANTI LIMITED
P.O. Box 8016
CARY, NC 27512-9903